UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )
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Check the appropriate box:
☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12
GRAIL, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

|US-DOCS\167675856.2||

1525 O’Brien Drive
Menlo Park, California 94025
April 28, 2026
To our shareholders,
The past several years have been an important time in the evolution of the company as we have progressed through a number of corporate and clinical development milestones. Recently, GRAIL completed the submission of our PMA for Galleri to the FDA—the first ever filing for a multi-cancer early detection test—a critical step toward potential regulatory approval that we believe could significantly expand access to Galleri and redefine cancer care.
In March, CEO Robert Ragusa announced his planned retirement, and the Board has appointed Dr. Joshua Ofman, the Company's President, as CEO, effective June 1st. Bob joined GRAIL in 2021 and has seen the organization through major milestones including our introduction into the public markets, the rollout of our scalable Galleri test, and the completion of our PMA submission to the FDA. I want to express my deep gratitude to Bob, whose vision and leadership carried us through a number of important transitions. His guidance was instrumental in strengthening GRAIL's foundation for long-term growth, and his operational expertise and commitment to excellence have positioned the company to advance multi-cancer early detection at scale.
Josh’s appointment is the culmination of a long-term comprehensive succession planning process to ensure leadership continuity and strategic execution. Josh brings a rare combination of industry leadership, health policy and reimbursement insight, and deep knowledge of GRAIL’s mission and strategy. Over his tenure as President, Josh has played a central role in shaping our strategy, advancing Galleri’s evidence program, and strengthening our clinical, regulatory and policy engagement efforts. His passion for improving patient outcomes and his proven ability to translate vision into results, coupled with expansion of his responsibilities as part of the succession planning process, position him to lead GRAIL’s next chapter of growth and impact for shareholders, customers, patients and employees alike.
On behalf of GRAIL’s Board of Directors, we thank you for your continued support of our efforts to advance our mission to detect cancer early, when it can be cured. Your vote is important, and we hope that you will join us virtually at our 2026 Annual Meeting of Stockholders on June 18, 2026.
Sincerely,
Gregory Summe
Chairman

1525 O’Brien Drive
Menlo Park, California 94025
April 28, 2026
To our shareholders,
Cancer is the leading cause of death among adults over the age of 50 in the United States and is expected to become the leading cause of death worldwide. Unfortunately, more than 70% of cancer deaths today are from cancers that have no recommended screening. GRAIL is dedicated to solving this problem—identifying more cancers earlier, when they can be treated more effectively and potentially cured. In March, we celebrated our 10th anniversary, and as we look back over the last decade, we are proud of the progress we've made as a company.
We were the first to launch a multi-cancer early detection test, a brand-new testing paradigm for cancer screening. We introduced Galleri nearly five years ago, enabling individuals and their physicians to identify cancers before symptoms appear, often at earlier stages. Our leadership is supported by one of the largest clinical datasets in the field and real-world commercial experience that we believe creates meaningful barriers to replication.
We are seeing strong commercial momentum, including continued growth in test volumes, expanding physician adoption, and increasing engagement across health systems. We are excited to lead this emerging field, which has the potential to fundamentally transform how cancer is detected. Our commercial experience and scale position us to sustain our leadership in the space. We have invested in building laboratory infrastructure to support scale and have the capacity for several years of growth. Combined with a strong financial profile, we are well positioned to achieve our key future milestones. Looking ahead, our priorities include advancing our regulatory pathway, expanding commercial adoption, and generating additional clinical evidence to support broader access and reimbursement.
It has been an honor to have served as CEO of GRAIL, and I am pleased to pass the reins to Dr. Joshua Ofman, GRAIL’s current President. What we are building together has the power to change the trajectory of cancer for generations and I am confident the company will carry our mission forward under Josh's leadership.
Sincerely,
Robert Ragusa
Chief Executive Officer

1525 O’Brien Drive
Menlo Park, California 94025
April 28 2026,
To our shareholders,
As we look towards the future, we are incredibly excited about the performance of Galleri and the opportunity ahead of us. Adding Galleri to single cancer screenings has the potential to fundamentally transform and improve the performance of our overall cancer screening program. Based on results from our clinical studies, we believe that adding Galleri to standard of care single cancer screening, may enable identification of approximately 60% of cancers through screening. That's a vast improvement over the 14% of cancers that are screen-detected today.
Since we launched Galleri, we have been witness to the real human impact of this incredible technology. Individuals without any symptoms have been able to identify and treat cancer, often at early stages before the disease has become terminal.
We are currently losing nearly 2,000 of our loved ones each day, and this must stop. Early detection is one of the most compelling ways to put an end to this tragic impact on individuals and their families. We are inspired by the stories of patients lives that have been touched by detection of cancer by Galleri, and it’s these patient stories that drive us forward.
It's an incredibly exciting time for commercial growth at GRAIL. There's an enormous unmet need for cancer screening, a large addressable population, and we have best-in-class performance with Galleri. We're detecting cancers every single day, and our data readouts are generating real excitement with customers, driving physician and consumer confidence and creating a lot of momentum in the market.
We have developed a world-leading evidence base, built enormous operational testing capacity, and recently completed our PMA submission for Galleri. We are pursuing broad coverage and reimbursement to support our aspiration for population-scale MCED screening. Stakeholders in Washington, DC have successfully advanced legislation into law that provides Medicare the authority to pay for FDA-approved MCED tests, an enormous accomplishment for the entire field. To that end, we continue to progress our clinical utility and cost-effectiveness evidence base and will read out evidence from the 140,000-person NHS Galleri Trial and the 35,000-person PATHFINDER 2 study at a medical conference mid-year.
I’m very pleased to take the helm at GRAIL mid-year and continue to work with our incredible team to reduce the burden of cancer, which has such a devastating human and financial impact on individuals and their families.
Our vision is clear and bold—to detect cancer early, when it can be cured—at population scale, and we’re thankful for your continued support.
Sincerely,
Joshua Ofman
President
Chief Executive Officer-elect

1525 O’Brien Drive
Menlo Park, California 94025
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, June 18, 2026
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of GRAIL, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 18, 2026 at 4:00 p.m. Eastern Time, via live webcast, for the following purposes:
•To elect Steven Mizell and Sarah Krevans as Class II Directors to serve until the 2029 Annual Meeting of Stockholders and until his or her successor shall have been duly elected and qualified; and
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our common stock at the close of business on April 22, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Abram Barth, Chief Legal Officer and Secretary, at ir@grailbio.com, stating the purpose of the request and providing proof of ownership of Company stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials that follow. If you received a copy of the proxy card by mail, you may alternatively sign, date and mail the proxy card in the accompanying return envelope. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors,
Abram Barth, Chief Legal Officer and Secretary
Menlo Park, California
April 28, 2026

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding changes in leadership, commercial growth, achievement of future milestones, benefits of adding Galleri to the standard of care single cancer screening, planned coverage and reimbursement, and data read outs. More information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein, may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026, and in our subsequent filings with the SEC. For the avoidance of doubt, neither the documents nor website references in this proxy statement, nor the materials accessible by such references, are hereby incorporated by reference absent explicit language to the contrary.

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
April 28, 2026
This proxy statement is furnished in connection with the solicitation by the Board of Directors of GRAIL, Inc. (the “Board of Directors” or “Board”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 18, 2026 (the “Annual Meeting”), at 4:00 p.m. Eastern Time, via live webcast, and at any continuation, postponement, or adjournment of the Annual Meeting.
Holders of our common stock as of the close of business on April 22, 2026 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 42,916,593 shares of our common stock outstanding. Our common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of stock is entitled to one vote on each proposal.
This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) will be released on or about April 30, 2026 to our stockholders on the Record Date.
In this proxy statement, “we,” “us,” “our,” the “Company” and “GRAIL” refer to GRAIL, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 18, 2026:
This proxy statement and our 2025 Form 10-K are available at
www.proxyvote.com.
ATTENDING THE ANNUAL MEETING
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GRAL2026.
PROPOSALS
At the Annual Meeting, our stockholders will be asked:
•To elect Steven Mizell and Sarah Krevans as Class II Directors to serve until the 2029 Annual Meeting of Stockholders and until his or her successor shall have been duly elected and qualified; and
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
RECOMMENDATIONS OF THE BOARD
The Board of Directors, or Board, recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•FOR the election of Steven Mizell and Sarah Krevans as Class II Directors; and
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

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INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because GRAIL’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, GRAIL is making this proxy statement and its 2025 Form 10-K available to its stockholders electronically via the Internet. On or about April 30, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2025 Form 10-K and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Form 10-K. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of proxy materials for your household, please contact Broadridge at the above phone number or address.

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QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is April 22, 2026. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of common stock is entitled to one vote on each proposal. At the close of business on the Record Date, there were 42,916,593 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Illumina, Inc. (“Illumina”) has agreed to vote any shares of our common stock that it retains in proportion to the votes cast by our other stockholders and to grant us a proxy to vote its shares of our common stock in such proportion.
WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of the holders of a majority in voting power of all common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, then either (i) the chair of the Annual Meeting, or person presiding over the Annual Meeting, or (ii) a majority in voting power of the stockholders entitled to vote at the meeting or represented by proxy, may adjourn the Annual Meeting.
WHO CAN ATTEND AND VOTE AT THE ANNUAL MEETING?
In order to allow greater participation, the Annual Meeting will be held entirely online. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GRAL2026. You will also be able to vote your shares electronically at the Annual Meeting.
To participate and vote at the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 4:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 3:45 p.m., Eastern Time, and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging in to your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

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WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log-in page.
WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
HOW DO I VOTE?
Stockholders of Record
We recommend that stockholders vote by proxy even if they plan to participate in the online Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•by Internet - You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

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•by Telephone - You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•by Mail - You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 17, 2026. We encourage stockholders to submit their proxy via the Internet or telephone. Stockholders of record may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GRAL2026 and entering the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 4:00 p.m., Eastern Time on June 18, 2026.
Beneficial Owners
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/GRAL2026 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the stockholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.
CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy or change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary prior to the Annual Meeting; or
•by attending and voting during the Annual Meeting live webcast.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote at the Annual Meeting by following the procedures described above.
WHO WILL COUNT THE VOTES?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.

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WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

PROPOSAL	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

PROPOSAL 1: ELECTION OF DIRECTORS	The plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes, if any, will have no effect. We do not expect any broker non-votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP.
WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, the proposal regarding the election of directors is a non-routine matter and, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes count for purposes of determining whether a quorum is present.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

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PROPOSALS TO BE VOTED ON
PROPOSAL 1 ELECTION OF DIRECTORS
At the Annual Meeting, two Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2029 and until each director’s successor is duly elected and qualified or until each director’s earlier death, resignation or removal.
We currently have six directors on our Board. Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur.
The current class structure is as follows:
•Class I, whose term will expire at the 2028 Annual Meeting of Stockholders;
•Class II, whose term currently expires at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2029 Annual Meeting of Stockholders; and
•Class III, whose term will expire at the 2027 Annual Meeting of Stockholders.
The current Class I Director is William Chase; the current Class II Directors are Steven Mizell and Sarah Krevans; and the current Class III Directors are Gregory Summe, Robert Ragusa and Joshua Ofman.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. Any newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders unless the Board determines that such newly created directorship or vacancy will be filled by the stockholders.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented by the proxy for the election of the Class II directors named below. The persons whose names and biographies appear below are currently serving as our directors. In the event the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for substitute nominees designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. The nominees have consented to being named in this proxy statement and to serve if elected.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the election of the below Class II Director nominees.
CLASS II DIRECTOR NOMINEES (SUBSEQUENT TERM TO EXPIRE AT THE 2029 ANNUAL MEETING)
The nominees for election to the Board of Directors as Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with GRAIL

Sarah Krevans	67	2024	Director
Steven Mizell	66	2024	Director

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The principal occupations and business experience of the Class II Director nominees are as follows:
Sarah Krevans has served as a member of our Board since October 21, 2024. Ms. Krevans is the former President and CEO of Sutter Health, a Northern California based not-for-profit, where she served as CEO from 2016 until 2022. She was responsible for Sutter Health’s integrated network of 14,000 clinicians, 24 hospitals, outpatient services, research facilities, and home health and hospice care. Previously, Ms. Krevans served as chief operating officer and president of the Sutter Health Sacramento Sierra Region. She also held executive roles at Kaiser Permanente and served as deputy director of Maine’s Bureau of Medical Services and acting director of Medicaid, health planning and licensure programs. Ms. Krevans has served as a Board Member for The Acacium Group since 2021 and is the Chair for CaringBridge, where she has served as a director since 2022. She has also served on Boards of many not-for-profit organizations and served as Chair of the California Hospital Association in 2022 and as a director from 2016 until 2022. Ms. Krevans earned master’s degrees in business administration and in public health from the University of California, Berkeley, and a bachelor’s degree from Boston University. We believe that Ms. Krevans is qualified to serve as a member of our board of directors because of her experience in U.S. healthcare delivery systems and her extensive industry and leadership experience.
Steven Mizell has served as a member of our Board since June 2024. Mr. Mizell is the former Executive Vice President and Chief Human Resources Officer at Merck & Co., Inc., where he was employed from October 2018 until his retirement on July 1, 2024. He was responsible for talent acquisition and development, employee health and wellness, total rewards, and human capital management for over 68,000 employees across the world. Mr. Mizell previously served as Executive Vice President & Chief Human Resources Officer at Monsanto Company from 2004 until 2018, where he created an industry-leading workplace for more than 20,000 employees globally. Before that, Mr. Mizell served as Senior Vice President and Chief Corporate Resources Officer for AdvancePCS Inc. and previous to that held several key human resources management roles at companies across the energy, defense, manufacturing, communications and technology sectors. He currently serves on the boards of Allegion Plc., a publicly-traded security products company, since February 2020, and Group 1 Automotive, Inc., a publicly-traded automotive retailer since March 2021, and has earned a Directorship Certification® from the National Association of Corporate Directors. Mr. Mizell holds a B.S. from Georgia Institute of Technology and an M.S. from Carnegie Mellon University. We believe that Mr. Mizell is qualified to serve as a member of our board of directors because of his extensive experience in risk management, human capital management and leadership.
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:
CLASS I DIRECTOR (TERM TO EXPIRE AT THE 2028 ANNUAL MEETING)
The current member of the Board of Directors who is a Class I Director is as follows:

Name	Age	Served as a Director Since	Positions with GRAIL

William Chase	58	2024	Director
The principal occupations and business experience of the Class I Director is as follows:
William Chase has served as a member of our Board since June 2024. Mr. Chase most recently served for 7 years in roles as Executive Vice President, Finance and Administration and Executive Vice President and Chief Financial Officer at AbbVie Inc. (“AbbVie”) from October 2018 until July 2019, where he oversaw all financial, investor, and IT activities and played a critical role in the development of the company’s strategy and licensing and acquisition actions. Prior to AbbVie, Mr. Chase served nearly 25 years in positions of increasing responsibility at Abbott Laboratories, including roles as Corporate Vice President, Licensing & Acquisitions, Corporate Vice President and Treasurer, and Controller, Abbott International. He currently serves as a director and as chair of the audit committee on the boards of each of Intellia Therapeutics, Inc., a publicly-traded biotechnology company, since April 2023, and Parexel International, a privately-held biopharmaceutical services company, since November 2021. Mr. Chase holds a B.S. from the University of Illinois and an M.B.A. from the University of Chicago Booth School of Business. We believe that Mr. Chase is qualified to serve as a member of our board of directors because of his extensive experience in the biotechnology and pharmaceutical industry and his extensive financial and accounting experience.

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CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2027 ANNUAL MEETING)
The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with GRAIL

Gregory Summe	69	2024	Director and Chairperson of the Board
Robert Ragusa	66	2024	Chief Executive Officer and Director
Joshua Ofman	62	2026	President and Director
As previously announced, on March 10, 2026, Mr. Ragusa indicated that he will retire as Chief Executive Officer and as a member of our Board, effective June 1, 2026. Dr. Ofman has been appointed as a Class III director, and will succeed Mr. Ragusa as Chief Executive Officer.
The principal occupations and business experience of each Class III Director are as follows:
Gregory Summe has served as Chair of our Board since June 2024. Mr. Summe is the Founder of investment fund Glen Capital Partners LLC and has served as the Managing Partner since June 2014. Mr. Summe previously served as Managing Director and Vice Chairman of Global Buyout at The Carlyle Group from October 2009 until June 2014. Prior to The Carlyle Group, Mr. Summe served for over a decade as Chairman, CEO, and President of PerkinElmer, Inc., a leading diagnostics and life sciences company. He also served as a Senior Advisor at Goldman Sachs Capital Partners and was the President of AlliedSignal, Inc.’s Automotive, Jet Engine, and General Avionics businesses. Previously, he was the General Manager of General Electric Commercial Motors and a Partner at McKinsey and Company. He currently serves on the boards of NXP Semiconductors N.V., a publicly-traded semiconductor company, since December 2015, Avantor, Inc., a publicly-traded Life Sciences company, since May 2020, Wheels Up Experience, Inc., a publicly traded aviation company since September 2024 and is a Senior Advisor at Star Mountain Capital, LLC. Mr. Summe previously served on the board of the State Street Corporation, a publicly-traded financial services company from 2001 until 2025, Virgin Orbit Holdings, Inc., a publicly-traded space launch services company, from January 2022 until August 2023, and on the boards of NextGen Acquisition Corp I & II from July 2020 until December 2021. Mr. Summe holds a B.S. from the University of Kentucky, an M.S. from the University of Cincinnati, and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Mr. Summe is qualified to serve as a member of our board of directors because of his extensive corporate leadership, industry, and finance experience.
Robert Ragusa has served as our Chief Executive Officer since October 2021 and as a member of our Board since June 2024. Mr. Ragusa was previously Chief Operations Officer for Illumina from December 2013 until October 2021, where he was responsible for the company’s operations serving clinical and research customers. Prior to joining Illumina, Mr. Ragusa was Executive Vice President of Engineering and Global Operations at Accuray Incorporated from April 2010 until December 2013, a radiation oncology company, where he and his team were responsible for the development, manufacturing and distribution of innovative precision treatment solutions. Mr. Ragusa also previously served as Senior Vice President of Global Operations for Applied Biosystems from 1997 until 2005. Mr. Ragusa currently serves on the Board of Directors for Twist Bioscience Corporation, a publicly-held synthetic biology company, since December 2016. Mr. Ragusa holds a B.S. in electrical engineering and an M.B.A. from the University of Connecticut as well as an M.S. in biomedical and electrical engineering from Carnegie Mellon University.

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Joshua Ofman, M.D., MSHS, has served as our President since June 2021 and previously served as our Chief Medical Officer from November 2021 until June 2022, as our Chief Medical Officer and Head of External Affairs from June 2020 until August 2021, and as Chief of Corporate Strategy and External Affairs from June 2019 until January 2020. On March 10, 2026, Dr. Ofman was also appointed to serve as our Chief Executive Officer, effective June 1, 2026. Dr. Ofman has previously served on the Board of Directors of two privately-held biotechnology companies. Previously, Dr. Ofman spent more than 15 years at Amgen, where he most recently held the role of Senior Vice President, Global Value, Access and Policy. Prior to that, Dr. Ofman was a faculty member in the Department of Medicine and Health Services Research at University of California, Los Angeles (“UCLA”) School of Medicine, Division of Digestive Diseases at Cedars-Sinai Medical Center, as well as Senior Vice President of Zynx Health Inc. Dr. Ofman holds a B.A. in history and philosophy of science from the University of California, Berkeley, an M.D. from the University of California, Irvine, School of Medicine, and an MSHS from the UCLA School of Public Health.

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PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP has served as our independent registered public accounting firm since 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting via live webcast, to have an opportunity to make a statement if desired, and to be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee may reconsider its selection. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of GRAIL, Inc., a Delaware corporation (the “Company”) for the fiscal year ended December 31, 2025 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
William Chase
Sarah Krevans
Steven Mizell
Gregory Summe

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us during each of the last two fiscal years:

Fee Category	Fiscal 2025 ($)	Fiscal 2024 ($)(1)

Audit Fees	2,482,232	1,577,929
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	2,482,232	1,577,929

(1)Prior to our spin-off from Illumina, described below (the "Spin-Off"), our audit, audit-related, tax, and all other fees were paid by Illumina and reflected in Illumina’s consolidated financial statements.
AUDIT FEES
Audit fees in 2025 consist of fees related to the audit of the annual consolidated financial statements, the review of our interim financial statements and services that are typically provided in connection with registration statements, stock plans and capital market transactions.
AUDIT-RELATED FEES
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
TAX FEES
Tax fees consist of fees for tax compliance services and related tax studies.
ALL OTHER FEES
All other fees consist of fees for other permissible work performed by Ernst & Young LLP that does not fall within the categories set forth above.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
The Audit Committee has adopted a policy, or the Pre-Approval Policy, that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee, or specific pre-approval, or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy, or general pre-approval. Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the Committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

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EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position

Robert Ragusa(1)	66	Chief Executive Officer and Director
Aaron Freidin	47	Chief Financial Officer
Joshua Ofman(2)	62	President and Director

(1)See biography on page 9 of this proxy statement.
(2)See biography on page 10 of this proxy statement.
As previously announced, on March 10, 2026, the Board appointed Dr. Ofman to serve as our Chief Executive Officer, effective June 1, 2026. Dr. Ofman was appointed as member of our Board on the same date, effective immediately.
Aaron Freidin has served as our Chief Financial Officer since November 2021 and previously served in various roles at GRAIL since 2016, including Senior Vice President of Finance from January 2021 until November 2021, Vice President of Finance from June 2018 until January 2021, and Corporate Controller from August 2016 until June 2018. Mr. Freidin previously served as VP, Corporate Controller at Counsyl, where he led the Accounting, Reporting, Facilities and Procurement functions. Before this, Mr. Freidin led the SEC Reporting and Revenue functions at Cepheid, and managed multinational and cross-functional client service teams at PricewaterhouseCoopers LLP. Mr. Freidin has over 24 years of finance and accounting experience. Mr. Freidin is a Certified Public Accountant (Inactive) and holds a B.A. in business management from the University of California, Santa Cruz.

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CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of GRAIL. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance Overview” section of our Investor Relations website located at https://investors.grail.com/, or by writing to our Secretary at our offices at 1525 O’Brien Drive, Menlo Park, California 94025.
Board Composition
Our Board of Directors currently consists of six members and is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•the Class I director is William Chase and his term expires at our 2028 annual meeting of stockholders;
•the Class II directors are Sarah Krevans and Steven Mizell, and their terms will expire at the Annual Meeting; and
•the Class III directors are Gregory Summe, Robert Ragusa and Joshua Ofman, and their terms will expire at our 2027 annual meeting of stockholders.
Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so as to maintain the number of directors in each class as nearly equal as possible. On March 12, 2026, Dr. Ofman’s appointment to the Board of Directors became effective as a Class III director. Dr. Ofman was appointed as a Class III director so that the directorship held by the Chief Executive Officer will remain in the same class upon Mr. Ragusa’s resignation as Chief Executive Officer and Class III director, effective June 1, 2026.The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the then outstanding shares of our capital stock entitled to vote in the election of directors.
Director Independence
William Chase, Sarah Krevans, Steven Mizell and Gregory Summe each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director and director nominee that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and director nominee and us with regard to each individual’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
Director Candidates
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.

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To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Steven Mizell and Sarah Krevans were each initially recommended to our Board by Heidrick & Struggles International, Inc., an executive search firm.
Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the Committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider candidates with personal and professional integrity, strong ethics, values and the ability to make mature business judgments. In evaluating director candidates, the Nominating and Corporate Governance Committee may consider, among others criteria: experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry; leadership skills; any specialized experience; experience in finance and accounting and/or executive compensation practices; and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable. Our Corporate Governance Guidelines provide that the Board will also consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The Board monitors the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of GRAIL’s business and structure.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, GRAIL, Inc., 1525 O’Brien Drive, Menlo Park, California 94025. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as she considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chair of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, GRAIL, Inc., 1525 O’Brien Drive, Menlo Park, California, 94025.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of William Chase, Sarah Krevans, Steven Mizell, and Gregory Summe. The chair of our Compensation Committee is Steven Mizell. None of the members of our Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

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Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. We currently have a non-employee Chair of the Board and a majority of our Board is comprised of independent directors. Our Board believes that separation of the positions of Chair and Chief Executive Officer, combined with the independent leadership of each of our Board committees, reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. For these reasons, our Board of Directors has concluded that our current leadership structure is appropriate at this time.
However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that, where the Chair of the Board is a member of management or not independent, the independent directors may elect a Lead Director. If appointed, the Lead Director’s responsibilities would include, but are not limited to, presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chair of the Board.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for reviewing our policies and practices with respect to risk assessment and risk management, including discussing with management GRAIL’s major financial risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee also reviews our cybersecurity and other information technology risks, controls, and procedures, including GRAIL’s plan to mitigate cybersecurity risks and respond to data breaches. The Audit Committee also reviews with management any specific cybersecurity issues that could affect the adequacy of GRAIL’s internal controls. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors reviews and assesses the adequacy of our Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affect the Board’s leadership structure.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our website, https://investors.grail.com/corporate-governance/governance-overview. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

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Insider Trading Compliance Policy
The Company has an Insider Trading Compliance Policy and Procedures (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company believes that its Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. The policy prohibits our directors, officers and employees and any entities they control from entering into hedging transactions that involve the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities. The Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Attendance by Members of the Board of Directors at Meetings
There were eight meetings of the Board of Directors during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended all meetings of the Board of Directors and all meetings of the committees on which the director served during the period in which he or she served as a director. All of our then incumbent directors attended our annual meeting of stockholders held in 2025.
Under our Corporate Governance Guidelines, which are available on our website at https://investors.grail.com/corporate-governance/governance-overview, GRAIL expects directors to be active and engaged in discharging their duties and to keep themselves informed about the business and operations of GRAIL. Directors are expected to attend all Board meetings and the meetings of the committees on which they serve and to prepare themselves for these meetings. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, directors are encouraged to attend.
Committees of the Board
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the Committees of our Board of Directors are described below. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time. The members of each of the Board committees are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance

William Chase	Chair	X	X
Sarah Krevans	X	X	X
Steven Mizell	X	Chair	X
Gregory Summe	X	X	Chair
Audit Committee
Our Audit Committee’s responsibilities include:
•appointing, retaining, compensating, and overseeing the work of our independent registered public accounting firm;
•assessing the independence and performance of the independent registered public accounting firm;
•reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the financial statements that we will file with the SEC;

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•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•reviewing policies and practices related to risk assessment and management;
•reviewing our accounting and financial reporting policies and practices and accounting controls, as well as compliance with legal and regulatory requirements;
•reviewing, overseeing, approving, or disapproving any related-person transactions;
•reviewing with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we will file with the SEC; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters, or other ethics or compliance issues.
The Audit Committee charter is available on our website at https://investors.grail.com/corporate-governance/governance-overview. The members of the Audit Committee are William Chase, Sarah Krevans, Steve Mizell and Gregory Summe, and William Chase serves as the Chair of the committee. Our Board has affirmatively determined that each is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and that each of Mr. Chase, Ms. Krevans, Mr. Mizell and Mr. Summe meets the independence requirements of the Nasdaq Rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board has affirmatively determined that Mr. Chase qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq Rules requirement that the Audit Committee have a financially sophisticated member.
The Audit Committee met five times in 2025.
Compensation Committee
Our Compensation Committee’s responsibilities include:
•reviewing and approving the compensation of our executive officers, including reviewing and approving corporate goals and objectives with respect to compensation;
•authority to act as an administrator of our equity incentive plans;
•reviewing or making recommendations to our Board with respect to, incentive compensation and equity plans;
•reviewing and recommending that our Board approve the compensation for our non-employee board members; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.
Pursuant to the Compensation Committee’s charter, which is available on our website at https://investors.grail.com/corporate-governance/governance-overview, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2025, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Compensia reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Pay Governance and has determined that Compensia’s work does not raise a conflict of interest.

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The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
The members of our Compensation Committee are William Chase, Sarah Krevans, Steven Mizell and Gregory Summe. Mr. Mizell serves as the Chair of the Compensation Committee. Our Board has affirmatively determined that each of Mr. Chase, Ms. Krevans, Mr. Mizell and Mr. Summe qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee, and that each of Mr. Chase, Ms. Krevans, Mr. Mizell and Mr. Summe qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee met four times in 2025.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
•identifying and recommending candidates for membership on our Board, including the consideration of nominees submitted by stockholders, and on each of the Board’s committees;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of business conduct and ethics for directors and executive officers;
•overseeing the process of evaluating the performance of our Board; and
•assisting our Board on corporate governance matters.
The Nominating and Corporate Governance Committee charter is available on our website at https://investors.grail.com/corporate-governance/governance-overview. The members of our Nominating and Corporate Governance Committee are William Chase, Sarah Krevans, Steven Mizell and Gregory Summe. Mr. Summe serves as the Chair of the Nominating and Corporate Governance Committee. Our Board has affirmatively determined that each of Mr. Chase, Ms. Krevans, Mr. Mizell and Mr. Summe qualifies as independent under the applicable Nasdaq rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee met two times in 2025.

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EXECUTIVE AND DIRECTOR COMPENSATION
Equity Award Timing Policies and Practices
The Company does not currently grant stock options, SARs, or any similar awards with “option-like” features and therefore has not adopted a policy regarding the timing of any such awards in connection with the disclosure of material non-public information of the Company; however, as a general matter, the Company typically grants equity awards at the end of the second month of each quarter and does not time the issuance of equity awards or the release of material non-public information for the purpose of affecting the value of executive compensation.
Director Compensation
2025 Director Compensation
The following table provides compensation information for fiscal year 2025 for each non-employee member of our Board. Both cash fee amounts and stock award amounts in the table below were awarded in accordance with our Non-Employee Director Compensation Program.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gregory Summe	127,500(2)	249,970	—	—	—	—	377,470
William Chase	82,500(3)	249,970	—	—	—	—	332,470
Steven Mizell	80,000(4)	249,970	—	—	—	—	329,970
Sarah Krevans	72,500	249,970	—	—	—	—	322,470

(1)Amounts reflect the aggregate grant date fair value of RSUs (as defined below) granted in 2025, computed in accordance with the provisions of ASC Topic 718, Compensation -Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting and settlement of the RSUs. The grant date fair value of the RSU awards was based on the closing price of a share of our common stock on the Nasdaq Stock Market LLC on the date of grant.
(2)Mr. Summe received fully vested deferred stock units covering 2,791 shares in lieu of $127,500 cash fees earned in 2025 and $0 paid in cash.
(3)Mr. Chase received fully vested deferred stock units covering 1,805 shares in lieu of $82,500 cash fees earned in 2025 and $0 paid in cash.
(4)Mr. Mizell received fully vested deferred stock units covering 1,750 shares in lieu of $80,000 cash fees earned in 2025 and $0 paid in cash.
The table below shows the aggregate numbers of shares of our common stock subject to unvested RSUs held as of December 31, 2025, by each non-employee director who was serving as such as of December 31, 2025:

Name	Option Awards Outstanding at 2025 Fiscal Year End	Unvested Stock Awards Outstanding at 2025 Fiscal Year End

Gregory Summe	N/A	23,729
William Chase	N/A	23,729
Steven Mizell	N/A	23,729
Sarah Krevans	N/A	26,786

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Non-Employee Director Compensation Program
We maintain a compensation program (the “Director Compensation Program”) for our non-employee directors (each, an “Eligible Director”) that consists of annual cash retainer fees and long-term equity awards. Directors who are also full-time officers or employees of our Company receive no additional compensation for serving as directors. The material terms of the Director Compensation Program for 2025 are summarized below.
The Director Compensation Program consists of the following components for Eligible Directors:
Cash Compensation
•Annual Retainer: $50,000
•Annual Committee Chair Retainers:
•Audit Committee: $20,000
•Compensation Committee: $15,000
•Nominating and Governance Committee: $10,000
•Annual Non-Chair Committee Member Retainers:
•Audit Committee: $10,000
•Compensation Committee: $7,500
•Nominating and Governance Committee: $5,000
•Non-Executive Board Chair Additional Retainer: $50,000
•Lead Independent Director Additional Retainer: $35,000 (We did not have a lead independent director in 2025 because our Chairperson of the Board, Mr. Summe, is an independent director.)
Annual cash retainers are paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.
Equity Compensation
•Initial Award: Each Eligible Director who is initially elected or appointed to serve on the Board is granted an award of RSUs at the time of the election or appointment with a value of approximately $450,000. Each such initial grant vests as to one-third of the RSUs subject to the award on each of the first three anniversaries of the Eligible Director’s election or appointment date (as applicable), subject to the Eligible Director’s continued Board service through the applicable vesting date.
•Annual Award: Each Eligible Director who is serving on the Board as of the date of an annual meeting of our stockholders is granted, on such annual meeting date, an award of RSUs with a value of approximately $250,000 (pro-rated for each Eligible Director who has served on the Board for less than six months, based on the number of days of such Eligible Director’s Board service through and including the annual meeting date), which vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting of the our stockholders, subject to the Eligible Director’s continued Board service through the applicable vesting date.
In addition, each equity award granted to an Eligible Director under the Director Compensation Program will vest in full immediately prior to the occurrence of a “change in control” (within the meaning of the 2024 Plan (as defined below)), to the extent the Eligible Director will not become, as of immediately following such change in control, a board member of the Company or its ultimate parent company.

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Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2024 Plan.
Deferred Compensation Plan for Directors
During 2025, we maintained a deferred compensation plan for non-employee directors (the “Director Deferred Compensation Plan”), pursuant to which the Company’s non-employee directors are permitted to defer payment of all or a portion of their annual cash retainers (including any cash retainers for service on a committee) and/or RSU awards in accordance with the terms of the Director Deferred Compensation Plan.
With respect to 2025: (i) Mr. Summe elected to defer (x) 100% of his annual cash fees and (y) 100% of his RSU awards earned or granted under the Director Compensation Program, (ii) Mr. Chase elected to defer (x) 100% of his annual cash fees and (y) 0% of his RSU awards earned or granted under the Director Compensation Program, and (iii) Mr. Mizell elected to defer (x) 100% of his annual cash fees and (y) 100% of his RSU awards earned or granted under the Director Compensation Program. Ms. Krevans did not elect to participate in the Director Compensation Program in 2025.
Executive Compensation
This section discusses the material components of the executive compensation program for our named executive officers (NEOs), who are named in the “2025 Summary Compensation Table” below. In 2025, our NEOs and their positions were as follows:
•Robert Ragusa, Chief Executive Officer;*
•Aaron Freidin, Chief Financial Officer; and
•Joshua Ofman, President.*
*On March 12, 2026, Mr. Ragusa announced his retirement as our Chief Executive Officer, effective as of June 1, 2026. The Board has appointed Dr. Ofman to succeed Mr. Ragusa and commence serving as our Chief Executive Officer, effective as of June 1, 2026.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs and policies. Actual compensation programs and policies that we implement in the future may differ materially from the currently planned programs and policies summarized in this discussion.
Summary Compensation Table
The following table sets forth information concerning the compensation awarded to or earned by our NEOs during our fiscal years ended December 31, 2025 and December 31, 2024.

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2025 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensations ($)(4)	Total ($)

Robert Ragusa	2025	785,000	—	6,478,041	778,092	53,307	8,094,440
Chief Executive Officer	2024	785,000	—	6,069,206	714,350	40,351	7,608,907

Aaron Freidin	2025	560,000	250,000	1,996,593	321,942	3,000	3,131,535
Chief Financial Officer	2024	560,000	—	2,875,021	254,800	3,000	3,692,821

Joshua Ofman	2025	655,000	—	3,194,607	376,557	92,428	4,318,592
President	2024	655,000	—	4,765,435	298,025	87,795	5,806,255

(1)Amounts in this column consist of a $250,000 bonus paid to Mr. Freidin for exemplary performance securing corporate financing.
(2)The amounts shown in this column for 2025 represent RSUs granted in 2025, as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 718, rather than the amounts paid to or realized by the named individual. The grant date fair value of the RSU awards was based on the closing price of a share of our common stock on the Nasdaq Stock Market LLC on the date of grant.
(3)With respect to 2025, amounts represent annual bonuses earned by each NEO in 2025 and paid in cash in 2026 under our VCP (discussed below under “2025 Annual Bonuses (Non-Equity Incentive Plan Awards)”), based on the attainment of pre-determined company performance metrics.
(4)Amounts in this column include the following for 2025: (i) for Mr. Ragusa: $3,000 in 401(k) plan matching contributions, $5,271 in Company-provided dues for a membership in connection with a 2025 marketing event, $17,965 for travel and entertainment expenses paid on behalf of Mr. Ragusa and his spouse to attend a sales incentive event and $27,071 in payments made to offset taxes imposed on Mr. Ragusa with respect to these dues and travel and entertainment expenses; (ii) for Mr. Freidin: $3,000 in 401(k) plan matching contributions; and (iii) for Dr. Ofman: $3,000 in 401(k) plan matching contributions, $48,000 in payments made to Dr. Ofman to offset his rent expense in 2025 (as contemplated by his initial offer of employment, the Company provided Dr. Ofman with a housing allowance to enable him to spend time at the Company’s headquarters in Menlo Park through January 31, 2026), $11,971 for travel and entertainment expenses paid on behalf of Dr. Ofman and his spouse to attend a sales incentive event, $29,447 in payments made to Dr. Ofman to offset taxes imposed on him with respect to these travel and entertainment expenses and the Company-paid housing benefit, and $10 in stipend payments.
2025 Salaries
Following an analysis of our market positioning against peers and in alignment with our overall compensation philosophy, we determined to make no changes to the base salary for our NEOs in 2025 as compared to 2024. The annual base salaries for Robert Ragusa, Aaron Freidin, and Joshua Ofman for 2025 were $785,000, $560,000, and $655,000, respectively.
2025 Discretionary Bonus
In 2025, the Company determined to pay Mr. Freidin a one-time discretionary cash bonus in the amount of $250,000 in respect of his successful undertaking of certain financing activities during fiscal 2025.
2025 Annual Bonuses (Non-Equity Incentive Plan Awards)
Our annual Variable Compensation Program (“VCP”) provides our eligible employees, including our NEOs, with the opportunity to earn annual cash bonuses based on the achievement of pre-established corporate goals for the applicable fiscal year. Corporate goals for 2025 included Galleri and other revenue targets, cash burn, premarket approval submission and reimbursement milestones, and product cost and performance improvements. Individual VCP targets are determined based on each individual’s role, taking into consideration an analysis of peer data for comparable roles. We determined to make no changes to Mr. Ragusa’s 2025 target bonus opportunity, which remained set at 100% of salary, but did increase Mr. Freidin’ and Dr. Ofman’s 2025 target bonus opportunities, in each case, from 50% to 60% of base salary, effective March 15, 2025 (for clarity, the target bonus opportunities as in effect prior to March 15, 2025 continued to apply for purposes of calculating the actual bonus earned for the period from January 1, 2025 to March 15, 2025). The payment of any annual bonus, if earned, is contingent upon the applicable participant’s (i) continued employment or other service with the Company through the applicable payment date, (ii) employment start date commencing on or prior to October 1 of the applicable fiscal year and (iii) continued compliance with Company policy and applicable law.

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Equity and Equity-Linked Compensation
We maintain the 2024 Incentive Award Plan (the “2024 Plan”), pursuant to which we may grant awards of cash and equity incentives to directors, employees (including our NEOs) and consultants of our Company and certain of our subsidiaries to enable our Company and certain of our subsidiaries to obtain and retain services of these individuals, which we view as essential to our long-term success.
On February 3, 2025, Messrs. Ragusa and Freidin and Dr. Ofman were granted awards of restricted stock units (“RSUs”) covering 224,620, 69,230 and 110,770 shares of our common stock, respectively, under the 2024 Plan, which vest in substantially equal installments on each of the first three anniversaries of February 28, 2025 subject to the applicable NEO’s continued service through the applicable vesting date.
For additional information about these awards, please see the sections titled “-Outstanding Equity Awards at Fiscal Year End” and “-Executive Compensation Arrangements” below.
Other Elements of Compensation
Retirement Plans
We maintain a tax-qualified 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms generally applicable to other eligible, full-time employees. The Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the “Code”) allow eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2025, we made matching contributions under our 401(k) plan, including for the NEOs, up to a specified percentage of employee contributions and a maximum of $3,000 per employee. These matching contributions vest in full after one year of service. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation goals.
Employee Stock Purchase Plan
We maintain the GRAIL, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”), pursuant to which eligible employees, including our NEOs, may defer a portion of their eligible compensation to acquire shares of our common stock at up to a 15% discount. The purpose of the ESPP is to provide eligible employees with a convenient and efficient means of acquiring an equity interest in our company through payroll deductions in order to enhance our employees’ sense of participation in the affairs of our company and align their interests with those of stockholders. In 2025, each of Mr. Ragusa and Mr. Freidin purchased 641 shares under the ESPP. Dr. Ofman did not participate in the ESPP in 2025.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
•medical, dental, and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance;
•wellbeing benefits (including mental health, back-up care and family forming benefits); and
•life insurance.
We believe the benefits described above are in line with market practice and necessary and appropriate to provide a competitive compensation package to our NEOs. We do not provide any other executive-specific perquisites.

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No IRC Section 280G “Golden Parachute” Tax Gross-Ups
Except for tax gross-up payments (i) in the amount of $29,447 in 2025 paid to Dr. Ofman to offset taxes imposed on him with respect to his Company-paid housing benefit and his and his spouse’s attendance at a sales incentive event and (ii) in the amount of $27,071 in 2025 paid to Mr. Ragusa to offset taxes imposed on him with respect to his Company-paid dues and his and his spouse’s attendance at a sales incentive event, we do not make gross-up payments to cover our NEOs’ personal income taxes. Without limiting the foregoing, we have not paid, and have no obligation to pay, any tax gross-ups with respect to any excise taxes that may be imposed under or by operation of the Internal Revenue Code Section 280G “golden parachute” rules.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information concerning the number of shares of common stock underlying outstanding equity incentive awards for each NEO as of December 31, 2025.

			Option Award(1)			Stock Awards(2)

Name	Vesting Commencement Date(3)	Number of Securities Underlying Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Price ($)(4)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of share or units of stock that have not vested ($)(5)

Robert Ragusa	February 28, 2025(6)	—	—	—	—	224,620	19,225,226
	October 3, 2024(7)	—	—	—	—	214,240	18,336,802
	October 3, 2024(8)	—	—	—	—	45,840	3,923,446
	March 6, 2023(9)	—	—	—	—	28,012	2,397,547
	March 4, 2022(9)	—	—	—	—	1,891	161,851
Aaron Freidin	February 28, 2025(6)	—	—	—	—	69,230	5,925,396
	October 3, 2024(7)	—	—	—	—	79,460	6,800,981
	October 3, 2024(8)	—	—	—	—	45,840	3,923,446
	March 6, 2023(9)	—	—	—	—	9,338	799,239
	March 4, 2022(9)	—	—	—	—	1,261	107,929
Joshua Ofman	February 28, 2025 (6)	—	—	—	—	110,770	9,480,804
	October 3, 2024(7)	—	—	—	—	106,970	9,155,562
	March 6, 2023(9)	—	—	—	—	11,005	941,918
	March 4, 2022(9)	—	—	—	—	1,329	113,749
	November 1, 2024(10)	22,925	40,559	14.00	3/6/2030	—	—

(1)Amounts disclosed in these columns represent options to purchase Company common stock. These options were originally granted as options to purchase our Class A common stock, were converted to options to purchase Illumina’s common stock in connection with our acquisition by Illumina and were converted back into options to purchase our common stock in connection with the Spin-Off.
(2)Amounts disclosed in these columns represent RSUs granted under the 2024 Plan and cash-based equity appreciation incentive awards (“Cash-Based Equity Awards”) converted into RSUs in connection with the Spin-Off.
(3)The grant date of each award was the same as the Vesting Commencement Date except with respect to the RSUs granted to Messrs. Ragusa and Freidin and Dr. Ofman with a Vesting Commencement Date of February 28, 2025, which were granted February 3, 2025.
(4)The exercise price per share of each option granted was set equal to the fair market value of our Class A common stock on the applicable grant date. The exercise price reflected in this column represents the price following the option’s conversion into options to purchase our common stock following the Spin-Off.
(5)Amounts in this column represent the aggregate estimated value of the outstanding RSUs as of December 31, 2025.
(6)Represents RSUs awarded under the 2024 Plan, which vest in substantially equal installments on each of the first three anniversaries of the Vesting Commencement Date, subject to the applicable executive’s continued service through the applicable vesting date.
(7)Represents RSUs awarded under the 2024 Plan, which vest in full on the 18-month anniversary of the Vesting Commencement Date, subject to the applicable NEO’s continued employment through the applicable vesting date.
(8)Represents RSUs awarded under the 2024 Plan, which vest on the 24-month anniversary of the Vesting Commencement Date subject to the applicable NEO’s continued employment through the applicable vesting date.

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(9)Represent Cash-Based Equity Awards that were converted into RSU awards covering shares of Company common stock in accordance with the Employee Matters Agreement, which vest and are settled incrementally over a four-year period with twenty-five percent (25%) of the award vesting and being settled on or shortly after each of the first four anniversaries of the vesting commencement date, subject to continued employment through the applicable vesting date.
(10)Represents Dr. Ofman’s stock option award with respect to our common stock, which is eligible to vest as to one thirty-sixth (1/36th) of the shares subject thereto on each monthly anniversary of November 1, 2024, the date on which the Compensation Committee determined that we had delivered at least 250,000 Company multi-cancer early detection blood tests for commercial use, in accordance with the terms and conditions set forth in the award agreement, subject to Dr. Ofman’s continued service through the applicable vesting date; provided that (i) if Dr. Ofman’s employment with the Company is terminated by us without cause or he resigns for good reason (each as defined in his award agreement) the stock option will vest as to the portion of the option that would have vested over the twelve month period immediately following the termination date and (ii) the stock option will vest in full in the event that Dr. Ofman’s employment is terminated without cause or he resigns for good reason, in either case, during the period commencing three months before the announcement of the signing of a definitive agreement to consummate a change in control and ending twelve months following the consummation of such change in control. This option is early-exercisable, meaning that it can be exercised before it vests for restricted shares subject to the same vesting provisions as apply to the underlying option.
EXECUTIVE COMPENSATION ARRANGEMENTS
Below is a description of the material terms of each employment contract, agreement, plan, or arrangement that provides for the employment of, and payments to, our NEOs (including such payments to be made at, following or in connection with the resignation, retirement, or other termination of an NEO, or following a change in control).
Offer Letters and Separation and General Release Agreement
Robert Ragusa Offer Letter
We have entered into an employment offer letter with Robert Ragusa, dated October 14, 2021, pursuant to which Mr. Ragusa serves as our Chief Executive Officer. Mr. Ragusa’s employment pursuant to the offer letter is “at-will” and is terminable by either party with or without notice or cause.
Pursuant to his offer letter, Mr. Ragusa was entitled to receive an initial base salary of $725,000 (in 2025, Mr. Ragusa’s base salary was $785,000). In addition, pursuant to his offer letter, Mr. Ragusa is eligible to participate in our VCP with a target bonus of 100% of his base salary. In connection with his entry into his offer letter, Mr. Ragusa was granted a Cash-Based Equity Award with an initial award value of $15,800,000 (subject to adjustment based on changes in our equity value) vesting in annual increments as to 25% of the award on each of the first four anniversaries of grant. The offer letter also provides that Mr. Ragusa will be entitled to receive benefits in accordance with our policies.
Pursuant to the offer letter, if Mr. Ragusa’s employment is terminated by us without cause or Mr. Ragusa resigns with good reason (each as defined in the offer letter), then, in addition to any accrued benefits and subject to his timely execution of an effective separation and release agreement in a form prescribed by us, Mr. Ragusa will be entitled to receive the following severance payments and benefits: (i) a lump-sum cash payment in an amount equal to the sum of (x) 12 months of base salary and (y) 100% of Mr. Ragusa’s target bonus under the VCP, (ii) reimbursement for the cost of health benefits under COBRA for up to 12 months, and (iii) accelerated vesting of any outstanding equity award(s) (or portion(s) thereof) that would have vested over 12 months following such termination had Mr. Ragusa’s service not terminated (with performance-vesting awards being deemed to vest at target).
In the event of a change in control transaction, if outstanding and unvested equity awards are not assumed by the acquirer or successor, Mr. Ragusa’s outstanding and unvested equity awards will accelerate in full as of immediately prior to the closing of the change in control transaction. In addition, pursuant to his offer letter, if Mr. Ragusa’s employment is terminated by us without cause or he resigns for good reason, in either case, within 24 months following or within 3 months preceding a change in control, then Mr. Ragusa will instead be entitled to receive the following severance payments and benefits (subject to the same separation and release agreement requirements and in lieu of the amounts described above): (i) a lump-sum cash payment in an amount equal to 24 months of base salary, (ii) a lump-sum cash payment in an amount equal to 200% of Mr. Ragusa’s target bonus under the VCP, (iii) reimbursement for the cost of health benefits under COBRA for up to 24 months, and (iv) full accelerated vesting of outstanding and unvested equity awards (with performance vesting awards vesting based on target performance).
Robert Ragusa Transition Agreement

In connection with Mr. Ragusa's retirement effective as of June 1, 2026 (the “Transition Effective Date”), we entered into a Transition Agreement with Mr. Ragusa, dated March 10, 2026 (the “Transition Agreement”). Effective as of the Transition

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Effective Date, Mr. Ragusa's offer letter will terminate and be of no further force and effect and he will not be entitled to any severance payments or benefits thereunder (other than as expressly contemplated by the Transition Agreement).
Pursuant to the Transition Agreement, Mr. Ragusa will continue to serve as our Chief Executive Officer until the Transition Effective Date and, following the Transition Effective Date, will serve as a senior executive advisor until March 12, 2027 (the “Transition Period”). During the Transition Period, Mr. Ragusa will provide advisory services and assist with the transition of the position of Chief Executive Officer to Dr. Ofman. Effective as of the Transition Effective Date, Mr. Ragusa's offer letter will terminate and be of no further force and effect.
Pursuant to the Transition Agreement, Mr. Ragusa will continue to receive the same compensation and benefits as currently in effect until the Transition Effective Date. Then, during the Transition Period, we will pay or provide to Mr. Ragusa: (i) an annualized base salary of $300,000, (ii) continued participation in health and welfare benefits or comparable subsidized healthcare continuation coverage, (iii) a pro-rated bonus under the VCP for the portion of calendar year 2026 preceding the Transition Effective Date, subject to Mr. Ragusa’s continued employment through the end of the Transition Period, execution of a release of claims, and continued compliance with restrictive covenants, and (iv) continued vesting of outstanding and unvested equity awards (without eligibility for accelerated vesting, except as described below).
Pursuant to the Transition Agreement, if we terminate Mr. Ragusa’s employment without Cause (as defined in the Transition Agreement) prior to March 12, 2027, subject to his execution of a release of claims and continued compliance with restrictive covenants, Mr. Ragusa will be entitled to receive: (i) continued payment of his base salary through March 12, 2027, (ii) subsidized healthcare continuation coverage through March 2027, (iii) his pro-rated bonus (if earned), and (iv) accelerated vesting solely as to the portion of his outstanding and unvested equity awards that would have vested had his employment continued through March 12, 2027.
The Transition Agreement includes a general release of claims in favor of the Company and provides that Mr. Ragusa will continue to comply with certain restrictive covenants, including confidentiality, non-disparagement, non-competition, and non-solicitation provisions contained therein.
Aaron Freidin Letter Agreement
We have entered into an amended and restated employment offer letter with Aaron Freidin, dated May 12, 2025, which superseded his prior employment offer letter dated as of July 5, 2018, pursuant to which Mr. Freidin serves as our Chief Financial Officer. Mr. Freidin’s employment under the offer letter is “at-will” and is terminable by either party with or without notice or cause. Pursuant to his current offer letter, Mr. Freidin is entitled to receive a base salary of $560,000 and is eligible to participate in our VCP with a target bonus of 60% of his base salary.
Pursuant to his current offer letter, in the event that Mr. Freidin’s employment is terminated by us without cause or Mr. Freidin resigns for good reason (each as defined in his current offer letter) at any time other than during the CIC Period (defined below), then, in addition to accrued benefits and subject to his timely execution of an effective separation and release agreement in a form prescribed by us, Mr. Freidin will be entitled to receive the following severance payments and benefits: (i) a lump-sum cash payment in an amount equal to 12 months of base salary, (ii) a lump-sum cash payment in an amount equal to 100% of Mr. Freidin’s target bonus under the VCP, (iii) accelerated vesting of outstanding and unvested equity awards (including phantom equity awards) that would have vested over 12 months following such termination had Mr. Freidin’s service not terminated and (iv) reimbursement for the cost of health benefits under COBRA for up to 12 months.
In addition, pursuant to his current offer letter, in the event that Mr. Freidin’s employment is terminated by us without cause or Mr. Freidin resigns for good reason, in either case, within 12 months following or 3 months preceding a change in control (as defined in the 2024 Plan) (such period the “CIC Period”), then, in addition to accrued benefits (subject to the same release requirement and in lieu of the payments and benefits described above), Mr. Freidin will be entitled to receive the following severance payments and benefits: (i) a lump-sum cash payment in an amount equal to 12 months of base salary, (ii) a lump-sum cash payment in an amount equal to 100% of Mr. Freidin’s target bonus under the VCP, (iii) reimbursement for the cost of health benefits under COBRA for up to 12 months, and (iv) full accelerated vesting of outstanding and unvested equity awards (including phantom equity awards) with performance-vesting awards vesting based on target performance.

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Mr. Freidin’s current offer letter also provides that he will remain entitled to all indemnification rights provided under an indemnification agreement or our organizational documents and coverage under any directors’ and officers’ liability policy in effect at the date of termination until the expiration of all applicable statute of limitations periods.
Joshua Ofman Offer Letter
We have entered into an amended and restated employment offer letter with Joshua Ofman, dated May 12, 2025, which superseded his prior employment offer letter dated as of May 13, 2019, pursuant to which Dr. Ofman serves as our President. Dr. Ofman’s employment under the offer letter is “at-will” and is terminable by either party with or without notice or cause. Pursuant to his current offer letter, Dr. Ofman is entitled to receive a base salary of $655,000 and is eligible to participate in our VCP with a target bonus of 60% of his base salary.
Pursuant to his current offer letter, in the event that Dr. Ofman’s employment is terminated by us without cause or Dr. Ofman resigns for good reason (each as defined in his current offer letter) at any time other than during the CIC Period (defined below), then, in addition to accrued benefits and subject to his timely execution of an effective separation and release agreement in a form prescribed by us, Dr. Ofman will be entitled to receive the following severance payments and benefits: (i) a lump-sum cash payment in an amount equal to 12 months of base salary, (ii) a lump-sum cash payment in an amount equal to 100% of Dr. Ofman’s target bonus under the VCP, (iii) accelerated vesting of outstanding and unvested equity awards (including phantom equity awards) that would have vested over 12 months following such termination had Dr. Ofman’s service not terminated and (iv) reimbursement for the cost of health benefits under COBRA for up to 12 months.
In addition, pursuant to his current offer letter, in the event that Dr. Ofman’s employment is terminated by us without cause or Dr. Ofman resigns for good reason, in either case, within 12 months following or 3 months preceding a change in control (as defined in the 2024 Plan) (such period the “CIC Period”), then, in addition to accrued benefits (subject to the same release requirement and in lieu of the payments and benefits described above), Dr. Ofman will be entitled to receive the following severance payments and benefits: (i) a lump-sum cash payment in an amount equal to 12 months of base salary, (ii) a lump-sum cash payment in an amount equal to 100% of Dr. Ofman’s target bonus under the VCP, (iii) reimbursement for the cost of health benefits under COBRA for up to 12 months, and (iv) full accelerated vesting of outstanding and unvested equity awards (including phantom equity awards) with performance-vesting awards vesting based on target performance.
Dr. Ofman’s current offer letter also provides that he will remain entitled to all indemnification rights provided under an indemnification agreement or our organizational documents and coverage under any directors’ and officers’ liability policy in effect at the date of termination until the expiration of all applicable statute of limitations periods.
Effective as of December 15, 2023, we also committed to reimburse Dr. Ofman for up to 50% of Dr. Ofman’s monthly housing rental cost, up to a maximum of $4,438 per month (changed on February 1, 2024 to $4,000 per month plus relocation expenses for a new housing location in accordance with applicable Company policy), until the later of February 28, 2025 or the date on which Dr. Ofman’s employment with us terminates, and to pay an additional amount to Dr. Ofman to offset the amount of taxes payable by Dr. Ofman as a result of such reimbursement. Effective as of January 6, 2026, we agreed with Dr. Ofman to terminate reimbursement of such monthly housing costs and additional tax offset effective January 31, 2026.
Clawback Policy
We maintain a clawback policy (the “Clawback Policy”) in accordance with the final clawback rules and regulations adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Nasdaq. Our Clawback Policy requires the Company, in the event of an accounting restatement, to recover from current and former executive officers excess incentive-based compensation (i.e., incentive compensation that is granted, earned, or vested based in whole or in part on the attainment of one or more restated financial reporting measures), unless the Compensation Committee determines that recovery would be impracticable. Our Clawback Policy is attached as an exhibit to our Annual Report on Form 10-K.

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EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing compensation plans.

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(6)

Equity compensation plans approved by security holders(1)	4,561,648(3)	$ 13.53 (5)	1,129,790
Equity compensation plans not approved by security holders(2)	405,488(4)	—	—
Totals	4,967,136	$ 13.53 (5)	1,129,790

(1)Consists of the 2024 Plan and the ESPP.
(2)Consists of the GRAIL, Inc. 2024 Employment Inducement Incentive Award Plan (the “2024 Inducement Plan”).
(3)Represents the number of shares issuable under outstanding options and RSUs under the 2024 Plan. As of December 31, 2025, there were (i) 4,457,333 shares attributable to outstanding RSUs and (ii) 104,315 shares attributable to outstanding options under the 2024 Plan.
(4)Represents 405,488 shares attributable to outstanding RSUs under the 2024 Inducement Plan.
(5)Represents weighted average exercise price of options outstanding under the 2024 Plan. RSUs do not have an exercise price and are not included in this calculation. The weighted average exercise price is also determined without considering outstanding rights under the ESPP.
(6)Represents the total number of shares available for future issuance under our equity compensation plans as of December 31, 2025, which is comprised of 513,386 shares under the 2024 Plan, and 616,404 shares under the ESPP of which 74,753 were subject to purchase under the then-open purchase period. There is no specified share reserve under the 2024 Inducement Plan. The number of shares available for issuance under the 2024 Plan is subject to an annual increase on the first day of each calendar year beginning on and including January 1, 2025, and ending on and including January 1, 2034, equal to (A) 5% of the aggregate number of shares of our common stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our board of directors. The number of shares available for issuance under the ESPP will be annually increased on January 1 of each calendar year beginning on and including January 1, 2025, and ending on and including January 1, 2034, by an amount equal to (a) 1% of the aggregate number of shares of our common stock outstanding on the final day of the immediately preceding calendar year or (b) such smaller number of shares as is determined by our board of directors.
Description of the 2024 Inducement Plan
On August 9, 2024, our board of directors adopted the 2024 Employee Inducement Incentive Award Plan, under which we may grant cash and equity incentive awards to eligible employees in order to attract, motivate, and retain the talent for which we compete. The 2024 Inducement Plan is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nasdaq Listing Rule 5635(c)(4). The material terms of the 2024 Inducement Plan are summarized below.
Eligibility and Administration. Awards under the 2024 Inducement Plan may only be granted to prospective employees of the Company or one of its subsidiaries who are commencing employment with the Company or such subsidiary, or being rehired following a bona fide period of non-employment by the Company or any of its subsidiaries, if he or she is granted an award in connection with his or her commencement of employment with the Company or any of its subsidiaries and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary. The 2024 Inducement Plan will be administered by our compensation committee; provided that our board of directors may re-vest itself with the authority to administer the 2024 Inducement Plan at any time. The compensation committee (or board of directors, as applicable) may delegate its duties and responsibilities to committees of our board of directors and/or officers (referred to, collectively, as the plan administrator below). The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of the 2024 Inducement Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2024 Inducement Plan, including any vesting and vesting acceleration conditions.

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Shares Available. The number of shares available for issuance under the 2024 Inducement Plan is not fixed; rather, the plan administrator may grant awards under the plan to prospective employees as and when it deems appropriate.
Awards. The 2024 Inducement Plan authorizes the grant of non-qualified stock options, SARs, restricted stock, dividend equivalents, restricted stock units (“RSUs”), and other stock-or cash-based awards. Certain awards under the 2024 Inducement Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2024 Inducement Plan will be evidenced by award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.
•Stock Options and SARs. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date. The term of a stock option or SAR may not be longer than ten years.
•Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that are subject to certain vesting conditions and other restrictions.
•RSUs. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2024 Inducement Plan.
•Other Stock-or Cash-Based Awards. Other stock-or cash-based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock-or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.
•Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed, or expires, as determined by the plan administrator. Dividend equivalents are only paid out to the extent that the vesting conditions of the underlying award are subsequently satisfied.
Certain Transactions. The plan administrator has broad discretion to take action under the 2024 Inducement Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2024 Inducement Plan and outstanding awards. In the event of a change in control of our Company (as defined in the 2024 Inducement Plan), to the extent that the surviving entity declines to continue, convert, assume, or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Awards under the 2024 Inducement Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant.

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Foreign Participants, Claw Back Provisions, Transferability, and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any clawback policy implemented by our Company to the extent set forth in such clawback policy and/or in the applicable award agreement. With regard to tax withholding, exercise price, and purchase price obligations arising in connection with awards under the 2024 Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order,” or such other consideration as it deems suitable.
Plan Amendment and Termination. The plan administrator may amend or terminate the 2024 Inducement Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2024 Inducement Plan, may materially and adversely affect an award outstanding under the 2024 Inducement Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws or to increase the director limit. The plan administrator will have the authority, without the approval of our stockholders, to “reprice” any stock option or SAR, or cancel any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. The 2024 Inducement Plan will remain in effect until the tenth anniversary of the date the board of directors adopted the 2024 Inducement Plan unless earlier terminated by our board of directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors (which includes all nominees) and executive officers as a group as of April 22, 2026, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 42,916,593 shares of common stock outstanding as of April 22, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 22, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is 1525 O’Brien Drive, Menlo Park, California, 94025. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

5% or Greater Stockholders
Farallon Capital Management, L.L.C. (1)	2,342,684	5.46%
BlackRock, Inc.(2)	2,328,687	5.43%
Named Executive Officers and Directors
Robert Ragusa(3)	308,989	*
Aaron Freidin(4)	103,888	*
Joshua Ofman(5)	270,810	*
William Chase(6)	28,387	*
Sarah Krevans(7)	16,433	*
Steven Mizell(8)	28,247	*
Gregory Summe(9)	30,930	*
All executive officers, nominees, and directors as a group (7 persons)(10)	787,684	1.83%

* Less than one percent.
(1)Based on a Schedule 13G/A filed with the SEC on February 9, 2026. Represents 1,771,663 shares and 571,021 warrants held directly by the Farallon Funds (defined herein). The Farallon Funds consist of Farallon Capital Partners, L.P. (“FCP”), Farallon Capital Institutional Partners, L.P. (“FCIP”), Farallon Capital Institutional Partners II, L.P. (“FCIP II”), Farallon Capital Institutional Partners III, L.P. (“FCIP III”), Four Crossings Institutional Partners V, L.P. (“FCIP V”), Farallon Capital Offshore Investors II, L.P. (“FCOI II”), Farallon Capital (AM) Investors, L.P. (“FCAMI”), Farallon Capital F5 Master I, L.P. (“F5MI”), and Farallon Healthcare Partners Master, L.P. (“FHPM”). Farallon Partners, L.L.C. (“Farallon General Partner”) is the general partner of each of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI and the sole member of each of the Farallon Institutional (GP) V, L.L.C. (“FCIP V General Partner”) and the Farallon Healthcare Partners (GP), L.L.C. (“FHPM General Partner”), and may be deemed to be a beneficial owner of all such shares held by the Farallon Funds other than F5MI and the shares that the Farallon Funds other than F5MI currently has the right to acquire upon the exercise of the warrants. FCIP V General Partner is the general partner of FCIP V and may be deemed to be a beneficial owner of all such shares held by FCIP V and the shares that FCIP V has the right to acquire upon the exercise of the warrants. Farallon F5 (GP), L.L.C. (“F5MI General Partner”) is the general partner of F5MI and may be deemed to be a beneficial owner of all shares held by F5MI and the shares that F5MI has the right to acquire upon the exercise of the warrants. FHPM General Partner is the general partner of FHPM and may be deemed to be a beneficial owner of all shares held by FHPM and the shares that FHPM has the right to acquire upon the exercise of the warrants. Each of Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Varun N. Gehani, Nicolas Giauque, Avner A. Husen, David T. Kim, Michael G. Linn, Patrick (Cheng) Luo, Thomas G. Roberts, Jr., Edric C. Saito, Daniel S. Short, Andrew J.M. Spokes, John R. Warren, and Mark C. Wehrly (together, the “Farallon

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Individual Reporting Persons”) is a managing member or senior managing member, as the case may be, of the Farallon General Partner and a manager or senior member, as the case may be, of the FCIP V General Partner, the F5MI General Partner and the FHPM General Partner, in each case with the power to exercise investment discretion, and may be deemed to be a beneficial owner of all such shares held by the Farallon Funds and the shares that the Farallon Funds have the right to acquire upon the exercise of the warrants. Each of the Farallon General Partner, the FCIP V General Partner, the F5MI General Partner, the FHPM General Partner and the Farallon Individual Reporting Persons hereby disclaims any beneficial ownership of any such shares. The principal business office of the foregoing entities and persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.
(2)Based on a Schedule 13G filed with the SEC on July 17, 2025. Represents 2,328,687 shares held directly by BlackRock, Inc. over which it has sole power to vote or to direct the vote of 2,259,377 shares and over which it has sole power to dispose or direct the disposition of 2,328,687 shares. The principal business office of the foregoing entity is 50 Hudson Yards, New York, NY 10001.
(3)Consists of (i) 308,989 shares held by Mr. Ragusa.
(4)Consists of (i) 103,888 shares held by Mr. Freidin.
(5)Consists of (i) 207,326 shares held by Dr. Ofman and (ii) 63,484 options exercisable within 60 days of April 22, 2026.
(6)Consists of (i) 8,823 shares held by Mr. Chase and (ii) 4,659 fully vested deferred stock units and (iii) 14,905 shares subject to RSUs vesting within 60 days of April 22, 2026.
(7)Consists of (i) 10,351 shares held by Ms. Krevans and (ii) 6,082 shares subject to RSUs vesting within 60 days of April 22, 2026.
(8)Consists of (i) 489 shares held by Mr. Mizell and (ii) 12,853 fully vested deferred stock units and (iii) 14,905 shares subject to RSUs vesting within 60 days of April 22, 2026.
(9)Consists of (i) 489 shares held by Mr. Summe and (ii) 15,536 fully vested deferred stock units and (iii) 14,905 shares subject to RSUs vesting within 60 days of April 22, 2026.
(10)Consists of an aggregate of 640,355 shares of common stock, 33,048 fully vested deferred stock units, 63,484 shares subject to options exercisable within 60 days of April 22, 2026, and 50,797 RSUs vesting within 60 days of April 22, 2026

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policy and Procedures Governing Related Person Transactions
We have a written Related-Persons Transaction Policy that applies to our executive officers, directors, director nominees, holders of more than five percent of any class of our voting securities, and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee, or other independent members of our Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, director nominee, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, the commercial reasonableness of the terms of the transaction and the materiality and character of the related person’s direct or indirect interest in the transaction.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2024, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”
On June 24, 2024, (the “Distribution Date”), Illumina completed the previously announced spin-off of GRAIL (the “Spin-Off”). The Spin-Off was completed through a distribution of 85.5% of the Company’s outstanding common stock to the holders of record of Illumina’s common stock as of the close of business on June 13, 2024 (the “Distribution”), which resulted in the distribution of 31.0 million shares of common stock. As a result of the Distribution, the Company became an independent public entity. Pursuant to a Schedule 13G/A filing dated February 17, 2026, as of December 31, 2025, Illumina beneficially owned 2,502,126 shares, or 6.2% of the Company’s outstanding common stock and, as of February 17,2026, 1,302,126 shares, or 3.2% of the Company’s outstanding common stock, in each case based on shares outstanding as of December 31, 2025.
Separation and Distribution Agreement
On June 21, 2024, we entered into a separation and distribution agreement (the “Separation and Distribution Agreement”) with Illumina that set forth agreements regarding the principal actions that were taken in connection with the Spin-Off. It also set forth other agreements that govern aspects of our relationship with Illumina following the Spin-Off.
We and Illumina agreed to indemnify the other and each of the other’s former and current directors, officers, and employees, and each of the heirs, executors, successors, and assigns of any of them, against certain liabilities incurred in connection with the Spin-Off and our and Illumina’s respective businesses. The amount of either Illumina’s or our indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement also specifies procedures regarding claims subject to indemnification.
Prior to the completion of the Spin-Off, Illumina contributed to us an amount, in cash, so as to cover 2.5 years of our operations based on the projected operating free cash flow set forth in our long range plan (such amount, the “Disposal Funding”). We may be required to return all or a portion of the Disposal Funding to Illumina in the event of certain transactions before the 15-month anniversary of the Distribution Date (the “Restricted Period”). Subject to limited exceptions, if we pay any dividend on, or make any other distribution in respect of, any shares of our common stock or other equity or voting interests (other than a stock dividend or a stock split), or otherwise consummate a return of capital to any of our equityholders or redeem, purchase, or otherwise acquire any of our outstanding shares of common stock or other equity or voting interests during the Restricted Period, then we must return to Illumina the aggregate amount of payments to equityholders as a result of or in connection with such a transaction. Additionally, in connection with certain change of control transactions during the Restricted Period, we must return to Illumina a cash amount calculated by reference to the number of months which have elapsed since the Distribution Date at the time of the public announcement of the event giving rise to the change of control.

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Tax Matters Agreement
On June 21, 2024, we and Illumina entered into a tax matters agreement (the “Tax Matters Agreement”) that governs the parties’ respective rights, responsibilities, and obligations after the Distribution with respect to all tax matters (including tax liabilities, tax attributes, tax returns, and tax contests).
The Tax Matters Agreement generally allocates liability for any taxes and related losses resulting from the failure of the Spin-Off and certain related transactions to qualify for their intended tax treatment under U.S. federal income tax law between Illumina and us generally based on which party was responsible for causing such transactions not to qualify for the intended tax treatment, with each party generally responsible for breaches of its own representations and covenants and transactions involving its own stock, provided Illumina generally bears any taxes and losses imposed on Illumina if the retention and disposition of its retained stake in GRAIL cause the Spin-Off to be taxable to Illumina.
The Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, redemptions or repurchases, business combinations, sales of assets, and similar transactions) that are designed to address compliance with Section 355 of the Code and preserves the tax-free nature of the Spin-Off. These restrictions apply for the two-year period after the Distribution unless Illumina obtains an opinion from counsel or a ruling from the IRS generally to the effect that a restricted action will not cause the Spin-Off or certain related transactions to fail to qualify for its intended tax treatment, or Illumina gives its consent for us to take a restricted action. These restrictions may limit our ability to pursue strategic transactions or engage in new businesses or other transactions that may maximize the value of our business, and might discourage or delay a strategic transaction that our stockholders may consider favorable.
Employee Matters Agreement
On June 21, 2024, we and Illumina entered into an employee matters agreement (the “Employee Matters Agreement”) that addresses certain employment, compensation, and benefits matters, including the allocation and treatment of certain assets and liabilities relating to our employees and compensation and benefit plans and programs in which our employees participate prior to the Spin-Off.
We generally assumed or retained all employee and benefit plan liabilities with respect to our current or former employees and benefit plans and Illumina generally assumed or retained all employee and benefit liabilities with respect to their current or former employees and benefit plans.
Each outstanding and unvested portion of the Cash-Based Equity Awards as of immediately prior to the Distribution Date was converted into GRAIL RSUs, with the number of shares of GRAIL common stock subject to such GRAIL RSUs equal to (i) the “Aggregate Award Value” (as defined below) for such Cash-Based Equity Award divided by (ii) the average of the volume weighted average per share price of GRAIL Stock on the first four trading days immediately following the Distribution Date (the “GRAIL Share Value”). All other terms and conditions of the awards, including vesting and payment terms, were unaffected by the conversion. The Employee Matters Agreement also provides for an intermediate conversion of the Cash-Based Equity Awards in order to satisfy certain legal requirements under the documentation of the award agreements, but this intermediate conversion does not affect the value of the awards or the number of shares of GRAIL Stock subject to the resulting GRAIL RSUs.
For each Cash-Based Equity Award, the “Aggregate Award Value” is equal to, (i) for the portion of such award originally scheduled to vest in 2024, the initial grant value of such portion, and (ii) for the remaining unvested portion of such award, the initial grant value of such portion adjusted up or down based on a percentage, with such percentage determined by (A) GRAIL’s average closing market capitalization for the four trading days immediately following the Distribution Date minus the aggregate equity value of GRAIL at the time the Cash-Based Equity Award was granted, as reflected in the consolidated financial statements of Illumina (the “Baseline Equity Value”), divided by (B) the Baseline Equity Value.
We also agreed to take all actions that are necessary for us to continue to maintain and comply with any collective bargaining agreements and any pre-existing collective bargaining relationships in respect of any of our UK-based employees and any applicable employee representatives.

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Stockholder and Registration Rights Agreement
On June 21, 2024, we and Illumina entered into a stockholder and registration rights agreement (the “Stockholder and Registration Rights Agreement”) pursuant to which we granted to Illumina certain registration rights with respect to the shares of our common stock owned by Illumina. Illumina may transfer these rights in certain limited circumstances, including in connection with an equity-for-debt exchange to a third-party lender (a “Permitted Transferee” and, collectively with Illumina, “Holders”), and such Holders will thereafter be bound by the terms of the Stockholder and Registration Rights Agreement.
Demand Registration
Holders are able to request registration under the Securities Act of all or any portion of their shares of our common stock covered by the Stockholder and Registration Rights Agreement, and we are obligated, subject to limitations on minimum offering size and certain other limited exceptions, to register such shares as requested by such Holders. Holders are generally able to designate the terms of each offering effected pursuant to a demand registration, which may take the form of a shelf registration, and are able to request that we complete up to three demand registrations in any 12-month period, provided that we shall not be obligated to effect more than five demand registrations in the aggregate.
We are not required to honor a demand registration if we have effected a registration within the preceding 60 days. In addition, if we reasonably determine in good faith that filing a registration statement would be significantly disadvantageous to us, we may, no more than twice during any 12-month period, delay filing such registration statement until the earlier of 90 days after we make such determination or seven days after the disadvantageous condition no longer exists, provided that these postponement rights shall not be applicable to the Holders for more than a total of 120 days during any 12-month period.
Piggy-Back Registration
If we at any time intend to file on our behalf or on behalf of any of our other security holders a registration statement in connection with a public offering of any of our securities on a form and in a manner that would permit the registration for offer and sale of shares of our common stock held by Holders, Holders have the right to include their shares of our common stock in that offering, subject to certain limitations.
Indemnification
The Stockholder and Registration Rights Agreement contains customary indemnification and contribution provisions by us for the benefit of Holders and, in limited situations, by Holders for the benefit of us with respect to the information provided by such Holders included in any registration statement, prospectus, or related document.
Voting Restrictions
Illumina agreed to vote any shares of our common stock that it retains in proportion to the votes cast by our other stockholders and granted us a proxy to vote its shares of our common stock in such proportion. Any such proxy, however, is automatically revoked as to a particular share upon any sale or transfer of such share from Illumina to a person other than Illumina, and neither the Stockholder and Registration Rights Agreement nor proxy limits or prohibits any such sale or transfer.
Ongoing Commercial Agreements
In addition to the above agreements, we are also currently party to, or intend to enter into, various other agreements with Illumina and its subsidiaries, including a supply and commercialization agreement and license agreements.
In January 2016, we entered into a supply and commercialization agreement with Illumina. The agreement was amended and restated in February 2017, and subsequently amended in September 2017, August 2021, and May 2023. Under the terms of the agreement, we agreed to pay to Illumina a high single-digit royalty, subject to certain reductions and floors, in perpetuity on net sales generated by our products or revenues otherwise generated or received by us, regardless of whether these products incorporate any Illumina intellectual property, subject to certain exceptions, in the field of oncology. In August 2021, following Illumina’s acquisition of GRAIL, the agreement was amended to suspend the royalty payments for

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as long as GRAIL is an affiliate of Illumina. The divestment plan submitted to and approved by the European Commission on April 12, 2024, provides that Illumina agreed to divest GRAIL on specified terms (the “Divestment Plan”). It further permits Illumina to maintain the royalty arrangement with GRAIL. In connection with the separation of GRAIL from Illumina via the Spin-Off, the Supply Agreement was further amended on June 21, 2024 to extend the suspension of the perpetual royalty agreement until the earlier of two-and-a-half years or any earlier change of control of GRAIL, at which time royalty payments to Illumina will resume, without retroactive effect. In addition, we may elect to purchase instruments, supplies, and services from Illumina either pursuant to the Open Offer or the Grandfathered Pricing.
Under the agreement, Illumina granted us non-exclusive rights to use certain Illumina know-how and technology with Illumina products purchased under the agreement, and we granted Illumina an irrevocable, perpetual, worldwide, fully paid-up, and royalty-free license covering improvements to certain Illumina know-how and technology. Pursuant to the agreement, we were also required to develop a small-variant targeted plasma assay and deliver it to Illumina, which we have done. We retain ownership of the intellectual property generated by the development of this assay, and we have granted Illumina an irrevocable, perpetual, non-exclusive license to use any of the intellectual property embodied in this assay, with certain limitations on sublicensing.
The term of the agreement is 10 years, subject to two-year automatic renewal periods unless one of the parties terminates prior to such renewal period; however, the term is limited to a maximum term of 20 years. The agreement may also be terminated by either party for uncured material breach or bankruptcy or insolvency of the other party. Illumina may terminate the agreement if it is notified by any regulatory authority that our performance under the agreement materially violates an applicable law or due to a change of control of GRAIL involving a competitor of Illumina. Upon the termination of the agreement for any reason, the licenses granted to us by Illumina under the agreement would terminate but our licenses to Illumina survive the termination of the agreement. Our royalty payment obligations also survive the termination of this agreement. In February 2019, pursuant to the terms of the supply and commercialization agreement with Illumina, we entered into two separate non-exclusive and non-sublicensable license agreements with Illumina. Under these license agreements, Illumina is required to pay us (i) initial aggregate licensing fees of $50,000, (ii) annual minimum aggregate royalties of $50,000, increasing by $10,000 annually to a maximum of $100,000, and (iii) running royalties in the low percentages of net sales of products utilizing in-licensed technology. In addition, one of the license agreements includes a milestone of $50,000 tied to the first commercial sale of a product covered by a licensed patent.
Illumina is also a customer of the Company and, for the periods during which Illumina qualified as a related party of the Company, purchased $0.2 million and $0.5 million of Galleri tests in 2025 and 2024, respectively.
Other Arrangements
Prior to the Spin-Off, we have had various other arrangements with Illumina, including arrangements whereby (i) pursuant to the binding Hold Separate Commitments put in place by Illumina and the Transitional Measures imposed by the European Commission, GRAIL has been held and operated separately and independently from Illumina and Illumina funded GRAIL’s operations and (ii) in connection with Illumina’s acquisition of GRAIL in 2021 (the “Acquisition”), Illumina issued to the then-holders of GRAIL common stock and preferred stock, at each holder’s election in lieu of cash consideration otherwise payable in the Acquisition, contingent value rights (“CVRs”) representing the right to receive future cash payments from Illumina on a quarterly basis representing a pro rata portion of certain GRAIL-related revenues. Subject to the terms of the Divestment Plan, Illumina may (i) conduct a tender offer to acquire all issued and outstanding CVRs and, if permitted under the terms of the CVR Agreement, redeem all remaining outstanding CVRs or (ii) retain the CVR liability and continue its obligation to make payments following the Spin-Off. GRAIL does not have any obligation to make payments in respect of the CVRs.

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STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 140 First Street, Cambridge, Massachusetts 02141 in writing not later than December 31, 2026.
Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting of Stockholders no earlier than February 18, 2027, and no later than March 20, 2027. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 18, 2027, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the 90th day prior to the 2027 Annual Meeting and the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

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OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

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SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

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GRAIL’S ANNUAL REPORT ON FORM 10-K
A copy of GRAIL’s 2025 Form 10-K, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 22, 2026, without charge upon written request addressed to:
GRAIL, Inc.
1525 O’Brien Drive
Menlo Park, California 94025
Attention: Secretary
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our 2025 Form 10-K at www.proxyvote.com. You also may access our 2025 Form 10-K at https://investors.grail.com/.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,
Abram Barth, Chief Legal Officer and Secretary
New York, New York
April 28, 2026

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SCAN TO VIEW MATERIALS & VOTE

GRAIL, INC.
1525 O'BRIEN DR
MENLO PARK CA, 94025

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GRAL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94536-P51898 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRAIL, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Election of Class II Directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successor has been duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sarah Krevans
02) Steven Mizell

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V94537-P51898

GRAIL, INC.
ANNUAL MEETING OF SHAREHOLDERS
JUNE 18, 2026 4:00 PM ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Joshua Ofman and Aaron Freidin, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GRAIL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 p.m. ET on June 18, 2026, virtually at www.virtualshareholdermeeting.com/GRAL2026, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side